UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                          March 28, 2007

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California	92121-1318
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code:                                                                                   (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 28, 2007, Felix Theeuwes informed Inovio Biomedical Corporation (the “registrant”) that he does not plan to stand for re-election to the registrant’s Board of Directors.  Mr. Theeuwes further indicated that he will serve the remainder of his term as a director until the registrant’s 2007 Annual Meeting of Stockholders, which is scheduled for May 4, 2007.  Mr. Theeuwes cited no disagreement on any matter relating to the registrant, its operations, policies or practices.

(e)           On March 2, 2007, the Board of Directors of the registrant approved a grant of 75,000 restricted shares of the registrant’s common stock to Dr. Avtar Dhillon, the registrant’s President and Chief Executive Officer, as part of Dr. Dhillon’s compensation package for the 2007 fiscal year.  However, the registrant’s existing equity compensation plan did not provide for this type of equity grant and the registrant did not obtain prior stockholder approval of the grant pursuant to the rules of the American Stock Exchange.  Thus, on March 30, 2007, the registrant obtained both Dr. Dhillon’s oral acknowledgement of the failure to obtain stockholder approval as required and Dr. Dhillon’s consent as to the possible rescission of the original restricted stock award.  Thereafter, on March 30, 2007, the registrant’s Board of Directors rescinded the 75,000 restricted shares of common stock originally granted to Dr. Dhillon on March 8, 2007, while concurrently authorizing a grant to Dr. Dhillon of 75,000 restricted shares of the registrant’s common stock under the same terms and conditions as the original award, subject to stockholder approval of The Company’s proposed 2007 Omnibus Incentive Plan at its upcoming Annual Meeting.

Item 8.01  Other Events.

On December 1, 2006, the Board of Directors of the registrant approved a grant of restricted shares of common stock to Mr. Iacob Mathiesen in recognition of his commitment to move to Norway in support of the registrant’s wholly-owned subsidiary, Inovio AS.  Pursuant to the terms of the grant, Mr. Mathiesen received 45,000 shares of the registrant’s common stock on December 13, 2006, and another 45,000 restricted shares of the registrant’s common stock would become issuable to Mr. Mathiesen in December 2009 contingent upon his continued employment with Inovio AS.  However, the registrant’s existing equity compensation plan did not provide for this type of equity grant and the registrant did not obtain prior stockholder approval of the grant pursuant to the rules of the American Stock Exchange.  Thus, on March 30, 2007, the registrant obtained both Mr. Mathiesen’s oral acknowledgement of the failure to obtain stockholder approval as required and Mr. Mathiesen’s consent as to the possible rescission of the original restricted stock award.  Thereafter, on March 30, 2007, the registrant’s Board of Directors rescinded the 45,000 shares of the registrant’s common stock previously issued to Mr. Mathiesen on December 13, 2006 and the contingent grant to Mr. Mathiesen of up to another 45,000 restricted shares of the registrant’s common stock, while concurrently authorizing a grant to Mr. Mathiesen of 45,000 shares of the registrant’s common stock and another 45,000 restricted shares of the registrant’s common stock issuable to Mr. Mathiesen in December 2009 contingent upon his continued employment with Inovio AS under the same terms and conditions as the original award, subject to stockholder approval of The Company’s proposed 2007 Omnibus Incentive Plan at its upcoming Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer